SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 31, 2009

China Filtration Technologies, Inc.
(f/k/a Perpetual Technologies, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53010	90-0475058
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Shishan Industrial Park
Nanhai District, Foshan City, Guangdong Province, PRC
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011-86-757-86683197

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 12, 2010, we acquired control of Foshan S.L.P. Special Materials Co., Ltd., a PRC-based company located in Foshan, Guangdong Province in the PRC, in a share exchange transaction which closed on that date.

Foshan is engaged in the manufacture sale, and research and development of advanced spun-bond PET, or polyester, non-wovens.

In the share exchange or “reverse merger” we acquired control of  Hong Hui Holdings Limited (“Hong Hui”), a  British Virgin Islands company and  the owner of all of the stock of Technic International Limited (“Technic”), a Hong Kong holding company which in turn is the owner of all of the stock of Foshan, by issuing to the Hong Hui  stockholders an aggregate of 14,510,204 shares of our common stock in exchange for all of the outstanding capital stock of Hong Hui

As a result, at the closing of the share exchange we ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act.

On February 12, 2010 we filed a Current Report on Form 8-K  (the “8-K”) in which we described the share exchange transaction and provided the disclosure relating to Foshan that would be required in a Form 10 registration statement.

In connection with the reverse merger we changed our fiscal year end from December 31 to September 30.   We are filing this 8-K to provide the unaudited financial statements of Technic International, Inc., the accounting acquirer, for the three month periods ended December 31, 2009 and 2008.

TECHNIC INTERNATIONAL LTD.

TECHNIC INTERNATIONAL LTD.
Consolidated Balance Sheets

(Expressed in US dollars)

	December 31 2009 (Unaudited)	September 30 2009
Assets Current assets
Cash and cash equivalents	$4,524,687	$3,297,648
Accounts receivable – Net	1,897,980	1,424,835
Advance to suppliers	506,938	685,551
Inventory	1,267,146	1,197,289
Prepaid expenses and other current assets	68,519	45,656
Total current assets	8,265,270	6,650,979
Receivable from related parties	612,469	773,672
Property and equipment – Net	10,429,032	10,711,865
Land use rights – Net	534,183	537,350
Total Assets	$19,840,954	$18,673,866
Liabilities and Shareholders' Equity
Current liabilities
Short-term loans	4,247,827	4,578,409
Accounts payable and accrued liabilities	687,910	410,114
Clients' deposits		75,176
Taxes payable	16,023	726
Total current liabilities	4,951,760	5,064,425
Shareholders' equity
Common stock, $.1215 par value, 10,000 shares authorized, issued, and outstanding	1,215	1,215
Additional paid in capital	7,562,047	7,562,047
Retained earnings	5,781,591	4,500,532
Accumulated other comprehensive income	1,544,341	1,545,647
Total shareholders' equity	14,889,194	13,609,441
Total Liabilities and Shareholders' Equity	$19,840,954	$18,673,866

Consolidated Statements of Income and Comprehensive Income (Loss)

(Unaudited - Expressed in US dollars)

	Three months ended December 31, 2009	Three months ended December 31, 2008
Sales	$5,224,961	$2,331,042
Cost of sales	3,611,088	1,387,803
Cost of sales - related party		152,328
Gross margin	1,613,873	790,911
Operating expenses:
Selling, general and administrative	274,023	467,515
	274,023	467,515
Operating income	1,339,850	323,396
Other expenses (income):
Interest income	(225)	(1,177)
Interest expense	58,909	81,490
Loss on disposal of fixed assets	107
	58,791	80,313
Net income before income taxes	1,281,059	243,083
Income taxes
Net income	1,281,059	243,083
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,306)	(73,264)
Total comprehensive income	$1,279,753	$169,819

See accompanying notes to consolidated financial statements

TECHNIC INTERNATIONAL LTD.
Consolidated Statements of Cash Flows

(Unaudited - Expressed in US dollars)

	Three months ended December 31, 2009	Three months ended December 31, 2008

Net income	1,281,059		243,083
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation	282,521		177,819
Amortization	3,112		3,107
Loss on disposal of fixed assets	107
Change in operating assets and liabilities:
Notes receivable			(80,433)
Accounts receivable	(473,263)		(115,297)
Advance to suppliers	178,534		(153,952)
Advance to suppliers - related parties			152,091
Inventory	(69,973)		160,474
Prepaid expenses and other current assets	(22,866)		(342,927)
Accounts payable & accrued liabilities	277,822		(599,400)
Clients' deposits	(75,164)		13,349
Taxes payable	15,297		(28,430)
Net cash provided by operating activities	1,397,186		(570,516)
Cash flow from investing activities:
Proceeds from related parties receivable	161,116		74,084
Acquisition of property and equipment	(893)		(35,531)
Investment in construction in progress			(190,721)
Net cash (used in) provided by investing activities	160,223		(152,168)
Cash flow from financing activities:
Payments on short-term loans	(330,101)		(805,294)
Net cash used in financing activities	(330,101)		(805,294)
Effects of exchange rates on cash	(269).		(16,242)
Net increase (decrease) in cash and cash equivalents	1,227,039		(1,544,220)
Cash and cash equivalents, beginning of year	3,297,648		2,367,570
Cash and cash equivalents, end of year	$4,524,687		$823,350
Supplemental information of cash flows
Cash paid for interest	$58,909		$150,570
Cash paid for income taxes	$-	$

1.	Nature of business:

Technic International Ltd. (the “Company”, “Technic”) was incorporated under the laws of Hong Kong in May 2000. The Company has no business activities and it owns 100% equity interest of Nanhai Jinlong Nonwoven Co. Ltd. (“Jin Long”) located in Foshan City, Guangdong Province, the People’s Republic of China (“China”). Jin Long was established in the year 2000 under the laws of China. In September 2005, Jin Long became the wholly-owned subsidiary of the Company.  In April 2009, Jin Long changed its name to Foshan S.L.P. Special Materials Co., Ltd. (“SLP”).

The principal business activity of SLP includes production of polyester spunbonded nonwoven fabrics, polyester needle-punch nonwovens, and related further process products, polylactic acid nonwovens, and special functions nonwovens ( flame retardant, anti-static, oil & water repellent, etc).

2.	Basis of presentation and principles of consolidation:

These interim consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They do not include all the disclosures as required for annual financial statements under generally accepted accounting principles. However, these interim consolidated financial statements follow the same accounting policies and methods of application as the Company’s most recent annual financial statements. These interim consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended September 30, 2009.

Operating results for the three-month period ended December 31, 2009 are not necessarily indicative of the results that may be expected for the full year ending September 30, 2010 or for any other period.

3.	Summary of significant accounting policies:

These interim consolidated financial statements follow the same accounting policies and methods of application as the Company's most recent annual financial statements.

4.	Accounts receivable:
As of	December 31,	September 30,
	2009	2009
Accounts receivable	$1,934,862	$1,461,721
Less: Allowance for doubtful accounts	(36,882)	(36,886)
Accounts receivable – Net	$1,897,980	$1,424,835

5.	Inventory:
As of	December 31,	September 30,
	2009	2009
Raw materials	$501,279	$40,126
Work in progress	62,693	50,443
Finished goods	703,174	1,106,720
	$1,267,146	$1,197,289

6.	Property and equipment:

As of			December 31, 2009
		Accumulated	Net book
	Cost	depreciation	value
Building and plant	$2,958,680	$557,195	$2,401,485
Machinery	11,173,388	3,344,403	7,828,985
Office equipment and other equipment	771,574	667,613	103,961
Vehicles	139,739	45,138	94,601
	$15,043,381	$4,614,349	$10,429,032

As of			September 30, 2009
		Accumulated	Net book
	Cost	depreciation	value
Building and plant	$2,958,978	$526,654	$2,432,324
Machinery	11,174,517	3,096,112	8,078,405
Office equipment and other equipment	771,829	668,448	103,381
Vehicles	139,753	41,998	97,755
	$15,045,077	$4,333,212	$10,711,865

For the three months ended December 31, 2009, depreciation expense of $266,229 was included in cost of sales and $16,292 was included in selling, marketing, and administrative expenses, for a total of $282,521.

For the three months ended December 31, 2008, depreciation expense of $158,852 was included in cost of sales and $18,967 was included in selling, marketing, and administrative expenses, for a total of $177,819.

7.	Land use rights:
As of	December 31, 2009		September 30, 2009
	USD	RMB	USD	RMB
Cost	$622,515	$4,249,920	$622,578	$4,249,920
Less: accumulated amortization	(85,332)	(603,042)	(85,228)	(581,792)
	$534,183	$3,646,878	$537,350	$3,668,128

For the three months ended December 31, 2009 and 2008, amortization expense was $3,112 and $3,107, respectively.

8.	Short-term loans:

The Company has several loans with Agricultural Bank of China, Foshan Branch and these loans are repayable in September 2010. The interest on the outstanding balance is payable every month at rates ranging from 5.93% to 7.75% per annum. For the three months ended December 31, 2009 and 2008, the Company recorded interest expense of $58,909 and $81,490 respectively.

9.	Related party transactions:

Amount due from related parties	December 31,	September 30,
	2009	2009
Advance to former shareholders (a)	$171,626	$259,538
Advance to current shareholders (b)	1,413	1,413
Advance to director (c)	-	73,246
Subtotal	173,039	334,197
Receivable from related companies (d)	439,430	439,475
	$612,469	$773,672

(a)	Advance to former shareholders:

The advance to former shareholders includes advances to three of the former shareholders. The advance is non-interest bearing and due on demand.

(b)	Advance to current shareholders:

The advance to current shareholders includes advances to six current shareholders. The advance is non-interest bearing and due on demand.

(c)	Advance to director

The advance to director includes an advance to one of the directors. The advance is non-interest bearing and due on demand. During the three months ended December 31, 2009, the director repaid the amount of $73,246 back to the Company

(d)	Receivable from related companies

The receivable from related companies includes funds lent to three companies which have common shareholders of the Company. The loans are non-interest bearing and due on demand.

10.	Subsequent events

In January 2010, the shareholders of Company formed a holding company named Hong Hui Holdings Limited (“Hong Hui”) in the territory of the British Virgin Islands. Upon the formation, each shareholder of the Company transferred their ownership of the Company to Hong Hui. As a result of this transaction, Technic became a wholly-foreign owned enterprise under PRC law. This acquisition was accounted for as a transfer of entities under common control.

On February 12, 2010, Hong Hui and all of the shareholders of Hong Hui entered into a Share Exchange Agreement with Perpetual Technologies, Inc. (“Perpetual Technologies” or “Shell”). Pursuant to the Share Exchange Agreement, Shell issued to the shareholders of Hong Hui 14,510,214 (post split)  shares of common stock in exchange for all of the issued and outstanding capital stock of the Hong Hui. In addition, 653,510 (post split) shares were issued to placement agents as part of the reverse merger transaction and 2,528,000 (post split) shares of Shell are cancelled.  As a result of the Share Exchange Agreement or reverse merger, Hong Hui becomes a wholly-foreign owned subsidiary.  The transaction is accounted for as a reverse acquisition, except that no goodwill or other intangible should be recorded. The recapitalization is considered to be a capital transaction in substance, rather than a business combination.

Simultaneously, on February 12, 2010, Perpetual Technologies entered into a note purchase agreement with certain accredited investors for the sale of convertible notes and warrants in the aggregate principal amount of $4,140,000 receiving net proceeds for $3,200,000.  The notes require quarterly interest payments at a rate of 10% per annum

On March 24, 2010 the Company filed with the Secretary of State for the State of Delaware an amendment to its certificate of incorporation pursuant to which it effected a one for five reverse stock split of its outstanding common stock.

11	Earnings per share

Earnings (loss) per share for the three months ended December 31, 2009 and 2008 is determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. At December 31, 2009 and 2008, there were no dilutive securities.
	Three Months ended December 31, 2009	Three Months ended December 31, 2008
Numerator for basic and diluted EPS
- Net income from continuing operations	$1,281,059	$243,083
Denominator for basic and diluted EPS
- Weighted average shares of common stock outstanding – recapitalization (post split) shares	14,501,204	14,501,204
EPS– basic and diluted	$0.09	$0.02

12 ..   Recent accounting pronouncements

In September 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-06, “Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”. ASU 2009-06 provides additional implementation guidance on accounting for uncertainty in income taxes and eliminates the disclosures required by paragraph ASC Topic 740-10-50-15(a) through (b) for nonpublic entities. The Company believes the adoption of ASU 2009-09 will not have a material impact on its unaudited condensed consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, which amends ASC Topic 605, “Revenue Recognition”, to require companies to allocate the overall consideration in multiple-element arrangements to each deliverable by using a best estimate of the selling price of individual deliverables in the arrangement in the absence of vendor-specific objective evidence or other third-party evidence of the selling price. ASU 2009-13 will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and early adoption will be permitted. The Company believes the adoption of ASU 2009-13 will not have a material impact on its unaudited condensed consolidated financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

Overview

This section discusses and analyzes the results of operations and financial condition of Technic International Ltd. (“Technic”), a Hong Kong holding company.   Technic has no business activities and owns 100% of the equity interest of our PRC based operating company, Foshan S.L.P. Special Materials Co., Ltd. (“Foshan” “we” or “our”).   Beginning with the quarter ended March 31, 2010 the operating results of  Technic and Foshan  will be consolidated in the Company’s financials results for that period.

Foshan is a nonwovens company engaged in the research and development and manufacturing and sales and of spun-bond PET (polyester) nonwovens in the PRC.

Nonwoven fabrics are broadly defined as sheet or web structures bonded together by entangling fiber or filaments (and by perforating films) mechanically, thermally or chemically. They are flat, porous sheets that are made directly from separate fibers or from molten plastic or plastic film. They are not made by weaving or knitting and do not require converting the fibers to yarn.

Our major market is the Chinese market.  In recent years, our products have been successfully launched in the European, North American and South East Asian markets. These products have won significant acceptance and we enjoy a substantial reputation for quality with both domestic and foreign customers.

Currently, our major products are spun-bond, thermal calendaring and needle-punched industrial non-woven PET (polyester) and PP (polypropylene) fabrics. These products are used as filtration media and infrastructure engineering material, among other uses.

We currently operate three spun-bond production lines. Two lines are spun-bond, thermal calendaring production lines with a total annual capacity of 4,000 tons of spun-bond polyester filament thermal calendaring nonwoven.  In February 2009, we added the third line, spun-bond needle-punching production line with an annual capacity of 4,000 tons of spun-bond polyester filament, needle-punched nonwoven fabric.

We recently developed a continuous filament, spun-bond, needle-punched manufacturing process to manufacture polyphenylene sulfide fiber, or PPS, a specialized type of high temperature resistant nonwoven fabric and intend to begin commercial production of PPS using our proprietary manufacturing process in 2010.  We have applied for a process patent in the PRC for this process (Patent No. PRC: 201010102660.2) and we intend to apply for a process patent in North America and Europe.  In comparison to other filtering materials currently available, we believe that our nonwoven fabric will be stronger, have lower production and operating costs, and will have higher filtration efficiency.  We have tested our PPS material non woven fabric internally and, although a prototype using our material has not yet been deployed by any industrial end user, we believe that our material has the potential to replace the filtration materials and products currently available and become the most popular filtration material in  high temperature environments such as coal-fired power plants, garbage incinerators and cement factories.  We plan to use part of the proceeds of this offering to begin commercial production of this PPS product for such high temperature applications.

Subsequent to the period ending on December 31, 2009, in January 2010, the shareholders of Technic formed a holding company named Hong Hui Holdings Limited (“Hong Hui”) in the territory of the British Virgin Islands.  On  formation of Hong Hui, each shareholder of Technic transferred their ownership of Technic to Hong Hui for an equivalent interest in Hong Hui.  This acquisition was accounted for as a transfer of entities under common control.

On March 24, 2010 the Company effected a 1 for 5 reverse stock split of its outstanding common stock,

On February 12, 2010, Hong Hui and all of the shareholders of Hong Hui entered into a share exchange agreement with Perpetual Technologies, Inc (the “Perpetual Technologies” or “Shell”).  Pursuant to the share exchange agreement, Shell issued to the shareholders of the Hong Hui 14,510,214 (post split) shares of common stock in exchange for all of the issued and outstanding capital stock of the Hong Hui.  In addition, 653,510 (post split) shares were issued to placement agents as part of the reverse merger transaction and 2,528,000 (post split) shares of the Shell were cancelled.  As a result of the share exchange agreement, or reverse merger, Hong Hui became a wholly-foreign owned subsidiary.  The transaction is accounted for as a reverse acquisition, except that no goodwill or other intangible has been recorded.  The recapitalization is considered to be a capital transaction in substance, rather than a business combination.

On February 12, 2010, immediately following the reverse merger, the Company entered into a note purchase agreement with certain accredited investors for the sale of convertible notes in the aggregate principal amount of $4,140,000 and warrants (which are exercisable only in certain circumstances), with net proceeds of $3.2 million after finance costs. The notes require quarterly interest payments at a rate of 10% per annum.

We intend for this discussion to provide the reader with information that will assist in understanding our financial statements, the changes in certain key items in those financial statements from year to year, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements. This discussion should be read in conjunction with our audited financial statements and accompanying notes as of September 30, 2009, and for the year then ended and the unaudited condensed consolidated interim financial statements for the three months ended December 31, 2009.

Results of Operations

Three Month Period Ended December 31, 2009 compared to Three Month Period Ended December 31, 2008

The following table shows, for the periods indicated, information derived from our consolidated statements of income in US dollars and as a percentage of net sales (percentages may not add due to rounding). See the financial statements of the Company and the related notes thereto and other financial information included elsewhere in this report.

	Three months ended December 31
	2009		2008
	Amount	%	Amount	%
Sales	5,224,961	100%	2,331,042	100%
Cost of Sales	3,611,088	69%	1,540,131	66%
Gross Profit	1,613,873	31%	790,911	34%
SG&A expense	274,023	5%	467,515	20%
Operating Income	1,339,850	26%	323,396	14%
Interest Income	(225)	0%	(1,177)	0%
Interest Expenses	58,909	1%	81,490	3%
Net Income before taxes	1,281,059	25%	243,083	10%
Net Income	1,281,059	25%	243,083	10%

Sales

Technic reported net earnings per share of $0.09 (after recapitalization and post split) for the three month period ended December 31, 2009, up from $0.07 for the same period of the prior year.  Net income for the three month period ended December 31, 2009 was $1,281,059, compared to $243,083 the three month period ended December 31, 2008.  Net sales for the three month period ended December 31, 2009 were $5,224,961, an increase of $2,893,919, or 124%, from $2,331,042 for the same period of the prior year.

In February 2009, Technic installed a new spun–bond needle punching production line.  Sales of needle-punching products for the three month period ended December 31, 2009 were $2,354,797 compared to nil for the same period of the prior year. The sales of products from the thermal calendaring production line for the current period were $2,870,164, an increase of $539,122, or 23%, compared to $2,331,042 for the same period of the prior year.

Cost of Goods Sold

Cost of goods sold for the three month period ended December 31, 2009 were $3,611,088, an increase of $2,070,957, or 134%, from $1,540,131 for the same period of the prior year. Cost of goods sold principally consists of the cost of raw materials, labor, and manufacturing overhead expenses.

Raw material expenses increased to 54% of the sales for the three month period ended December 31, 2009 compared to 42% of sales for the same period of the prior year, reflecting a mix of more expensive raw materials associated with 2009 sales. Labor expenses were 1% of sales for the three month period ended December 31, 2009 compared to 2% for the same period of year 2008. Overhead expenses were 14% of net sales for the three month period ended December 31, 2009, compared to 22% of net sales for the same period last year due to the increase of manufacturing capacity of the Company.

Gross Profit

Gross profit for the three month period ended December 31, 2009 was $1,613,873, an increase of $822,962 or 104%, from $790,911 for the same period last year.  As a percentage of net sales, gross profit was 31% for the three month period ended December 31, 2009, compared to 34% for the same period last year. This was primarily due to the increase of purchase of price of the raw materials associated with 2009 sales.

Selling, Marketing and Administrative Expenses

Selling, general and administrative expenses for the three month period ended December 31, 2009 were $274,023, a decrease of $193,492 compared to $467,515 for the same period of the prior year primarily due to a decrease of $133,739 in professional and consulting expenses, a decrease of $68,187 in advertising expense, a decrease of $25,256 in entertainment expenses, increases of $12,748 in transportation due to the increase of sales, and stamp duty of $21,083.

Other Expenses

Interest expense for the three month period ended December 31, 2009 was $58,909, compared to $81,490 for the same period last year. Interest expense as a percentage of sales decreased to 1% for the three month period ended December 31, 2009 from 3% for the same period of last year. The decrease in interest expense was principally due to lower interest rates and a lower average amount of indebtedness outstanding in the three month period ended December 31, 2009 compared to the same period of the prior year.

Net Income

Net income increased by $1,037,976, from net income of $243,083 for the three month period ended  December 31, 2008 to net income of $1,281,059 for the three month period ended December 31, 2009, as a result of (i) increase of sales due to the sales generated from new needle-punch products, (ii) decrease in general administrative expenses, and (iii) decrease in interest expense due to the lower interest rates and a lower average amount of indebtedness outstanding for the three months ended December 31, 2009.

Foreign Currency Translation Adjustments

For the three months ended December 31, 2009, the renminbi rose slightly against the US dollar. As a result we recognized a foreign currency translation loss of $1,306. For the same period last year, the renminbi rose steadily against the US dollar. As a result we recognized a foreign currency translation loss of $73,264.

All of our revenue and expenses were denominated in renminbi. Our income statement accounts were translated at the yearly average exchange rate of $1 to 6.83RMB (6.84RMB – year 2008) and the balance sheet items, except the equity accounts, were translated at the year-end rate of $1 to 6.83RMB (6.82RMB – year 2008).  The equity accounts were stated at their historical rate when the corresponding transactions occurred.

Liquidity and Capital Resources

We generally finance our business with cash flows from operations and short-term bank loans and we use shareholders’ equity investment and retained earnings to fund capital expenditures.

Working capital consists mainly of cash, accounts receivable, advances to suppliers and inventory. Cash, inventory and accounts receivable account for the majority of our working capital.

Our working capital requirements may be influenced by many factors, including cash flow, competition, relationships with suppliers, and the availability of credit facilities and financing alternatives, none of which can be predicted with certainty.

At December 31, 2009, we had several bank loans for the total amount of RMB29 million with Agriculture Bank of China, Foshan Branch and these loans are repayable in September 2010. We have the highest credit rating for that bank.

Cash from Operating Activities

Three month period ended December 31, 2009 compared with three month period ended December 31,  2008

Net cash proved by operating activities for the three months ended December 31, 2009 was approximately $1.4 million, compared to a negative cash flow of $0.57 million for the same period of the prior year. The increase was due primarily to increase in net income, increase in depreciation and accounts payable and accrued liabilities, and decrease in notes receivable.

Cash in Investing Activities

Three month period ended December 31, 2009 compared with three month period ended December 31, 2008

Net cash provided by investing activities for three months ended December 31, 2009 was approximately $0.16 million, compared to a negative cash flow of $0.15 million for the same period of the prior year. The cash provided by investing activities for the current period was due to the repayment of advance by the Company’s directors. The net cash used in investing activities for the same period of last year was due to the purchases of equipment and expenses relating to outfitting our facilities.

We satisfied this cash expenditure with cash reserves and cash generated from 2009 operations.

Cash in Financing Activities

Three month period ended December 31, 2009 compared with Three month period ended December 31,  2008

Net cash used in financing activities for the current period was approximately $0.33 million, compared to $0.81 million for the same period of the prior year. The change was caused by our bank loan of approximately $0.48 million.

Loans

The balance of our outstanding short-term bank loans on December 31, 2009 was approximately $4.25 million, compared with $4.37 million on December 31 2008.

Other than disclosed in the financial statements, the Company has no long term debt, capital lease obligations, operating leases or any other long term obligations on December 31, 2009 and 2008.

Future Cash Commitments

We have ambitious capital investment plans for our PPS projects in 2010 which will require significant investment capital. This demand for investment capital will be met by the proceeds from the February private placement, and by outside financing (including the public offering) that we intend to raise as needed to continue our expansion.

In January 2010, the shareholders of Technic formed a holding company named Hong Hui in the British Virgin Islands.  On formation, each shareholder of Technic transferred their ownership of Technic to Hong Hui.  As a result of this transaction, Technic became a wholly-foreign owned enterprise under PRC law.

On February 12, 2010, Hong Hui and all of the shareholders of Hong Hui entered into a Share Exchange Agreement with Perpetual Technologies, Inc (“Perpetual Technologies”).  As a result of the share exchange   Hong Hui became a wholly-foreign owned subsidiary of Perpetual Technologies.

On February 12, 2010, immediately following the reverse merger Perpetual Technologies entered into a note purchase agreement with certain accredited investors for the sale of convertible notes in the aggregate principal amount of $4,140,000, and warrants (which are exercisable only on certain events). The net  proceeds of that offering were $3,200,000 after finance cost.  The notes require quarterly interest payments at a rate of 10% per annum.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies.” We believe that the following paragraphs reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Method of Accounting

We maintain our general ledger and journals with the accrual method accounting for financial reporting purposes. Accounting policies adopted by us conform to generally accepted accounting principles in the United States and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Economic and political risks

Our operations are conducted in the PRC.  Accordingly, our business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. Our results may be adversely affected by changes in political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, and the seller’s price to the buyer is fixed or determinable and collectible.

Land use rights

Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful lives range from 20 to 50 years.

Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of plant and equipment are as follows:

Buildings	15-35 years
Machinery and equipment	10 years
Office equipment	6-10 years
Motor vehicles	6-8 years
Other assets	6-10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2010

CHINA FILTRATION TECHNOLOGIES, INC.

By:	/s/ Jie Li
Jie Li
Chief Executive Officer